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EXHIBIT 11-  Statement Re: Computation of Per Share Earnings

CARROLLTON BANCORP


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

                                       Quarter Ended              Six Months Ended
                                           June 30                    June 30
                                -----------------------     ------------------------
                                     1999          1998          1999           1998
                                ---------     ---------     ---------     ----------
Average Shares Outstanding:

   Basic                        2,818,988     2,903,995      2,822,304     2,905,936
                                ---------     ---------     ----------    ----------
                                ---------     ---------     ----------    ----------


   Diluted                      2,820,538     2,903,995      2,823,189     2,905,936
                                ---------     ---------     ----------    ----------
                                ---------     ---------     ----------    ----------



Net income                      $ 570,890     $ 463,490     $1,078,307     $ 942,997

Divide by average
 shares outstanding
                                2,818,988     2,903,995      2,822,304     2,905,936
                                ---------     ---------     ----------     ---------

Net income per
  share: basic                  $    0.20     $    0.16     $     0.38     $    0.32
                                ---------     ---------     ----------     ---------
                                ---------     ---------     ----------     ---------



Net income                      $ 570,890     $ 463,490     $1,078,307     $ 942,997

Divide by average
 shares outstanding
                                2,820,538     2,903,995      2,823,189     2,905,936
                                ---------     ---------     ----------     ---------

Net income per
  share: diluted                $    0.20     $    0.16     $     0.38     $    0.32
                                ---------     ---------     ----------     ---------
                                ---------     ---------     ----------     ---------
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